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                                                                    EXHIBIT 99.1

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2003


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

    1. Statement of Cash Available for Distribution for the three months ended June 30, 2003:

         Net income                                             $ 170,000

         Add:     Depreciation charged to net income not
                     affecting cash available for distribution     26,000
                  Minimum lease payments received, net
                     of interest income earned, on leases
                     accounted for under the financing method       7,000
         Less:    Mortgage principal payments                     (51,000)
                  Cash to reserves                                (27,000)
                                                                 --------
         Cash Available for Distribution                         $125,000
                                                                 ========
         Distributions Allocated to General Partners             $ 10,000
                                                                 ========
         Distributions Allocated to Limited Partners             $115,000
                                                                 ========

    2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2003:


         Entity Receiving                                          Form of
           Compensation                                         Compensation                         Amount
         ----------------                       ------------------------------------------         ----------
         Winthrop
         Management LLC                         Property Management Fees                            $  3,000

         WFC Realty Co., Inc.
         (Initial Limited Partner)              Interest in Cash Available for Distribution         $     57

         One Winthrop Properties, Inc.          Interest in Cash Available for Distribution         $  4,000
         (General Partner)

         Linnaeus-Hampshire Realty
         Limited Partnership
         (General Partner)                      Interest in Cash Available for Distribution         $  6,000

         Quadrangle Associates I, LLC           Interest in Cash Available for Distribution         $ 27,000
         (Limited Partner)


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